EXHIBIT 10.8

                              EMPLOYMENT AGREEMENT
                              --------------------


         THIS AGREEMENT is made and entered into this - day of June, 1997 effective for the term provided herein, by and between Reliv' International, Inc., an Illinois corporation (the "Company") and Carl W. Hastings (hereinafter referred to as the "Executive").

         WHEREAS, the Executive is presently, and for some time has been, employed as Executive Vice President of the Company and has been instrumental in the organization and success of the Company;

         WHEREAS, the Company desires to be assured of the continued association and services of Executive and Executive desires to continue in the employment of the Company on the terms provided herein.

         NOW, THEREFORE, in consideration of the premises and of the terms, covenants and conditions hereinafter contained, the parties hereto agree as follows:

1 .      Employment, Duties and Authority.
         ---------------------------------

                  1.1 The Company hereby employs  Executive and Executive hereby
         accepts  employment  by  the  Company  on  the  terms,   covenants  and
         conditions herein contained.

                  1.2 The Executive is hereby employed by the Company as Executive Vice President. The Executive shall have such duties, responsibilities and authority as the bylaws of the Company shall from time to time provide and as the Board of Directors of the Company shall from time to time prescribe in writing.

                  1.3 During the term of Executive's employment hereunder, and subject to the other provisions hereof, Executive shall devote his full energies, interest, abilities and productive time to the performance of his duties and responsibilities hereunder and will perform such duties and responsibilities faithfully and with reasonable care for the welfare of the Company. During the term of his employment hereunder, Executive shall not perform any services for compensation for any person, firm, partnership, company or corporation other than the Company without the express written consent of the Board of Directors of the Company.





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         2.       Compensation and Benefits.
                  --------------------------

                  2.1      Basic Salary.
                           ------------

                           2.1.1 The Company  shall pay to Executive  during the
                  initial term of employment hereunder and each renewal term a basic salary at an annual rate to be determined by the Board of Directors of the Company but not less than the amount of $275,000. Such basic salary shall be paid by the Company to Executive each month, less amounts which the Company may be required to withhold from such payments by applicable federal state or local laws or regulations.

                           2.1.2 If the  Executive  shall be absent from work on
                  account of personal injuries or sickness, he shall continue to receive the payments provided for in paragraph 2. 1.1 hereof; provided, however, that any such payment may, at the Company's option, be reduced by the amount which the Executive may receive, for the period covered by any such payments, in disability payments (i) pursuant to any disability insurance which the Company, in its sole discretion, may maintain, or
                  (ii)   under   any   governmental   program   for   disability
                  compensation.

                           2.1.3 The  Company  agrees that the rate of the basic
                  salary of the Executive hereunder shall be reviewed annually by the Board of Directors or such committee of the Board of Directors designated by it to review such matters and that the rate of the basic salary shall be determined and adjusted for each year during the term of Executive's employment hereunder by the Board of Directors or such committee commensurate with
                  (i) the performance of Executive, (ii) the net income of the Company during the preceding fiscal year and as projected for the fiscal year for which the basic salary determination is made, (iii) comparable rates of compensation for executives and (iv) such other factors as the Board of Directors or such committee may deem relevant to the determination.

                  2.2      Additional Compensation.
                           -----------------------

                           2.2.1 Executive shall be a participant in the Company's Annual and Long Term Incentive Compensation Plans adopted by the Board of Directors of the Company as of April 13, 1994, as amended from time to time, and any other incentive compensation or executive bonus plan which the Company may adopt or which shad be in effect at any time during the term hereof.

                           2.2.2 The Company has adopted a Stock Option Plan and
                  Executive shag participate in stock options issued to executives of the Company pursuant to such Plan, or such other stock options or bonus plans as the






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                  Company  may adopt from time to time,  in such  amounts and on such terms as the Board of Directors of the Company shall from time to time determine.

                  2.3      Benefits: Expense Reimbursement.
                           --------------------------------

                           2.3.1 The  Executive  shall be entitled to, and shall
                  receive, all other benefits of employment available to other executives of the Company generally, including, without limitation, participation in any hospital surgical medical or other group health plans or accident benefits, life insurance benefits, pension or profit-sharing plans, bonus plans or vacation plans as shall be instituted by the Company, in its sole discretion

                           2.3.2 During the term hereof the Company shall reimburse Executive for all reasonable and necessary expenses incurred by Executive in the performance of his duties hereunder, including without limitation, travel meals, lodging, office supplies or equipment subject to such reasonable limitations, restrictions and reporting standards as the Board of Directors of the Company may from time to time establish. Executive shall provide to the Company promptly after incurring any such expenses a detailed report thereof and such information relating thereto as the Company shall from time to time require. Such information shall be sufficient to support the deductibility of all such expenses by the Company for federal income tax purposes.

                           2.3.3 The Company  shall provide to Executive the use
                  of an automobile.

                  2.4      Reduced Services and Compensation.
                           ---------------------------------

                           2.4.1 At the election of Executive at any time during
                  the term hereof after Executive shall have attained the age of 60, Executive shall be entitled to elect to continue employment with the Company hereunder at a reduced level of service in accordance with the provisions of this paragraph.

                           2.4.2 Executive shall make the election by written notice to the Company. The terms of this paragraph shall become applicable and effective on the first day of the month immediately following the month in which such notice is given and shall remain effective until termination of this Agreement or the election of Executive pursuant to paragraph 5 hereof








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                           2.4.3   During  the  period  that  the   election  of
                  Executive pursuant to this paragraph shall be effective:

                                    (A) Executive  shall continue as an employee
                           of the Company for the remaining term or renewal terms of this Agreement;

                                    (B)   Executive's   obligation   to  perform
                           services for the Company shall be at the rate of approximately 85 hours per month. The time of performance of services shall be within the discretion of Executive and in accordance with such arrangements as Executive and the Company shall determine.

                                    (C)  Executive's  title and duties  shall be
                           modified as Executive and the Company shall agree, provided that Executive shall remain Executive Vice President of the Company and shall retain duties and authority consistent with such position.

                                    (D)   Executive's   compensation   shall  be
                           adjusted consistent with the reduction in his service. Executive's rate of base salary shall be adjusted to an amount equal to one-half of the annual rate of base salary in effect at the time of Executive's election pursuant to this paragraph, subject to modification in accordance with the provisions of paragraph 2.1.3 hereof

                                    (E)  The provisions of this paragraph  shall
                           control and shall supersede any conflicting provisions of this Agreement. Except as modified by the provisions of this paragraph, all provisions of this Agreement shall remain in full force and effect.

         3.       Term.
                  ----

         The employment of Executive hereunder shall be for a term commencing on January 1, 1997 and expiring on December 31, 2002. Upon the expiration of the initial term or any renewal term of Executive's employment hereunder, the term of such employment automatically shall be renewed for an additional term of one year commenci on January 1 and expiring on the, succeeding December 31 unless Executive or the Company shall give notice of the termination of Executive's employment and this Agreement by written notice to the other more than 120 days prior to the date of expiration of the initial or any renewal term. In the event that such notice of termination shall be given timely, subject to any accrued rights of Executive to incentive or other








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compensation,  including  without  limitation  pursuant  to  the  provisions  of paragraph 5 hereof, this Agreement shall terminate on the date of expiration of such initial or renewal term.

         4.       Termination.
                  ------------

                  4.1 The Company shall be entitled to terminate this Agreement prior to the expiration of its term or any renewal term on the occurrence of either:

                           4.1.1 an event of  default with respect to  Executive
                   as provided herein, or

                           4.1.2 the permanent mental or physical  disability of
                  Executive as provided herein occurring during the term or any renewal term of Executive's employment hereunder.

                  4.2 For purposes of this Agreement, an event of default with respect to Executive shall include:

                           4.2.1 Any failure by Executive to perform his duties,
                  responsibilities or obligations hereunder in a faithful and diligent manner or with reasonable care and (if such failure can be cured) the failure by Executive to cure such failure within 10 days after written notice thereof shall have been given to Executive by the Company; or

                           4.2.2 Commission by Executive of any material act of dishonesty as an employee of the Company or of disloyalty to the Company, or any wrongful or unauthorized appropriation, taking or misuse of funds, property or business opportunities of the Company.

                  4.3 Permanent mental or physical disability of Executive shall be deemed to have occurred hereunder when Executive shall have failed or been unable to perform his duties hereunder on a full-time basis for an aggregate of 180 days in any one period of 210 consecutive days and with a certification from a licensed physician in the State of Missouri that Executive is permanently disabled from performing his duties hereunder.

                  4.4 Executive shall be entitled to terminate his employment with the Company under this Agreement prior to the expiration of its term upon the occurrence of an event of default with respect to the Company.








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                  4.5  For purposes of this  Agreement  an event of default with respect to the Company shall include:

                           4.5.1 Any  failure  by the  Company  to  perform  its
                  obligations to Executive under this Agreement and (if such failure can be cured) the failure by the Company to cure such failure within 10 days after written notice thereof shall have been given to the Company by Executive;

                           4.5.2    The Company shall:

                                    (a)     admit  in  writing its inabilitY  to
                           pay its debts generally as they become due,

                                    (b) file a  petition  for  relief  under any
                           chapter of Title 11 of the United States Code or a petition to take advantage of any insolvency under the laws of the United States of America or any state thereof,

                                    (c)  make an  assignment for the  benefit of
                           its creditors,
                                    (d) consent to the appointment of a receiver
                           of itself or of the whole or any substantial part of its property,

                                    (e)  suffer the entry of an order for relief
                           under any chapter of Title 11 of the United Sates Code, or file a petition or answer seeking reorganization under the Federal Bankruptcy Laws or any other applicable law or statute of the United States of America or any state thereof.

                  4.6 In the event of termination of this Agreement and Executive's employment hereunder by the Company pursuant to paragraph
         4.1 hereof all rights and obligations of the Company and Executive hereunder shall terminate on the date of such termination, subject to the following:

                           4.6.1 Executive shall be entitled to receive (subject
                  to any rights of set off or counterclaim by the Company) all salary, additional compensation and benefits, including without limitation pursuant to the Supplemental Executive Retirement Plan of the Company, which shall have accrued prior to the date of such termination and the obligation of the Company for the payment of salary, additional compensation or benefits shall terminate as at the date of such termination;








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                           4.6.2 All rights of the  Company or  Executive  which
                  shall have accrued hereunder prior to the date of such termination, and all provisions of this Agreement provided herein to survive termination of employment of Executive hereunder, shall survive such termination and the Company and Executive shall continue to be bound by such provisions in accordance with the terms thereof,

                  4.7 In the event of termination of the Agreement by Executive in accordance with paragraph 4.4 hereof, all rights and obligations of the Company and Executive hereunder shall terminate on the date of such termination, subject to the following:

                           4.7.1 Executive shall be entitled to receive all salary, additional compensation and benefits which shall have accrued prior to the date of such termination and the Company's obligation for the payment of salary, additional compensation and benefits shall terminate as of the date of such termination;

                           4.7.2 All rights of the  Company or  Executive  which
                  shall have accrued hereunder prior to the date of such termination and the obligations of Executive pursuant to paragraphs 6, 7 and 8 provided herein to survive termination of employment of Executive hereunder shall survive such termination and the Executive shall continue to be bound by such provisions in accordance with their terms.

                  4.8 This Agreement and all rights and obligations of the parties hereunder shall terminate immediately upon the death of Executive except that the Company shall pay to the heirs, legatees or personal representative of Executive (i) all compensation or benefits hereunder accrued but not paid to the date of Executive's death, (ii) all amounts which may become due pursuant to any compensation program providing for payments to the beneficiaries of Executive upon his death and (iii) an amount equal to the total compensation which would have been payable to Executive hereunder, but for his death, for a period of six months from the date of his death.


         5.       Consultation Period.
                  --------------------

                  5.1 The Executive may at any time during the term of this Agreement and after the Executive has attained the age of 60 deliver to the Company a notice in writing to the effect that the active employment of Executive with the Company






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         is to  terminate  as of  the  first  day  of the  calendar  month  next following the date on which the notice is delivered, or as of the first day of any specified calendar month thereafter. The active employment of Executive hereunder shall terminate on the date so specified and then from and after such termination date and for a period of 120 months (the "Consultation Period"), he shall serve as a consultant to the Company with respect to such business matters and at such time or times as the Company may reasonably request. However, Executive shall not be required to undertake any assignment inconsistent with the dignity, importance, and scope of his prior position or with his physical and mental health at the time. Moreover, while it is the intent of this Agreement that the mutual convenience of the parties be
         served,   it  is  understood   that  Executive  shall  act  during  the
         Consultation Period in the capacity of an independent contractor and shall not be subject to the direction, control or supervision of the Company with respect to the time spent, research undertaken, or procedures followed in the performance of his consulting services hereunder. In particular, Executive will not be required without his consent to undertake any assignment which would require him to leave his city of residence at the time for purposes of such consultation. During the Consultation Period, the Company shall pay to Executive the Deferred Compensation Benefit (as defined in paragraph 5.2 below). Executive shall have no right to receive Additional Compensation as provided in paragraph 2.2 or Benefits as provided in paragraph 2.3 during the Consultation Period. Upon the termination of his active employment hereunder, and again upon expiration of the Consultation Period, Executive or his estate shall deliver to the Company all original files then in his or its possession pertaining to the business of the Company.

                  5.2 Executive's Deferred Compensation Benefit shall be paid not less frequently than monthly at an initial annual rate equal to 20% percent of the average annual compensation paid to Executive in the form of salary and bonuses (but excluding all other payments made to or for his benefit and any reimbursement of expenses) with respect to the five complete fiscal years of the Company immediately preceding the earlier of (a) his termination of employment or (b) his election to continue employment at a reduced level of service pursuant to paragraph
         2.4 hereof Effective July I in each year during the Consultation period and for the twelve months ending the following June 30, payments of the Deferred Compensation Benefit shall be automatically increased or decreased, as the case may be, by the percentage change in the Consumer Price Index U.S. City Average from that published for the month of June preceding the date of Executive's termination of employment as compared with that published for the month of June immediately preceding such July 1. No Deferred Compensation Benefit payable hereunder shall be deemed salary or other compensation to Executive for the purpose of computing benefits to which Executive may be entitled under any







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         pension or profit-sharing  plan or other arrangement of the Company for the benefit of its employees, nor shall anything contained herein affect any rights or obligations which Executive may now have under any such plan or arrangement.

                  5.3 All payments of the Deferred Compensation Benefit shall be paid in cash from the general funds of the Company and no special or separate fund shall be established and no other segregation of assets shall be made to assure the payment of such Deferred Compensation Benefit. Executive shall have no right, title, or interest whatever in or to any investments which the Company may make to aid it in meeting its obligation hereunder. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and Executive or any other person. To the extent that any person acquires a right to receive payments from the Company, such right shall be no greater than the right of an unsecured creditor.

                  5.4 The Company may terminate the Consultation Period and its obligation to make payments of the Deferred Compensation Benefit upon the occurrence of an event of default with respect to Executive as specified in Section 4.2.2 or upon breach by Executive of its continuing obligations under paragraphs 6, 7, 8 or 9 of this Agreement.

         6.       Confidential Information.

                  6.1 "Confidential Information" means information disclosed by the Company to Executive, or developed or obtained by Executive during his employment by the Company, either before the date or during the term of this Agreement, or during the Consultation Period, provided that such information is not generally known in the business and industry in which the Company is or may subsequently become engaged, relating to or concerning the business, projects, products, processes, formulas, know-how, techniques, designs or methods of the Company, whether relating to research, development, manufacture, purchasing, accounting, engineering, marketing, merchandising, selling or otherwise. Without limitation, Confidential Information shall include all know-how, technical information, inventions, ideas, concepts, processes and designs relating to products of the Company, whether now existing or hereafter developed, and all prices, customer or distributor names, customer or distributor lists, marketing and other relationships, whether contractual or not, between the Company, its suppliers, customers, distributors, employees, agents, consultants and independent contractors but shall exclude the names of customers or distributors known to Executive prior to the effective date hereof.






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                  6.2  Executive  agrees  that,  during the term hereof or while
         Executive shall receive compensation hereunder and after termination of his employment with the Company for so long as the Confidential Information shall not be generally known or generally disclosed (except by Executive or by means of wrongful use or disclosure), Executive shall not use any Confidential Information, except on behalf of the Company, or disclose any Confidential Information to any person, firm, partnership, company, corporation or other entity, except as authorized by the President or the Board of Directors of the Company.

         7.       Inventions.
                  -----------

                  7.1 "Inventions" shall mean discoveries, concepts, ideas, designs, methods, formulas, know-how, techniques or any improvements thereon, whether patentable or not, made, conceived or developed, in whole or in part, by Executive.

                  7.2 Executive covenants and agrees to communicate and fully disclose to the Board of Directors of the Company any and all Inventions made or conceived by him during the term hereof or while receiving any compensation or payment from the Company and further agrees that any and all such Inventions which he may conceive or make, during the term hereof or while receiving any compensation or payments from the Company, shall be at all times and for all purposes regarded as acquired and held by him in a fiduciary capacity and solely for the benefit of the Company and shall be the sole and exclusive property of the Company. The provisions of this subparagraph shall not apply to an invention for which no equipment, supplies, facilities or trade secret information of the Company was used and which was developed entirely on the Executive's own time, unless (a) the invention relates (i) to the business of the Company, or (ii) to the Company's actual or demonstrably anticipated research or development, or (b) the invention relates from any work performed by Executive for the Company.

                  7.3  Executive  also  covenants and agrees that he will assist the Company in every proper way upon request to obtain for its benefit patents for any and all inventions referred to in paragraph 7.2 hereof in any and all countries. All such patents and patent applications are to be, and remain, the exclusive property of the Company for the RM term thereof and to that end, the Executive covenants and agrees that he will, whenever so requested by the Company or its duly authorized agent, make, execute and deliver to the Company, its successors, assigns or nominees, without charge to the Company, any all applications, applications for divisions, renewals, reissues, specifications, oaths, assignments and all other instruments which the Company shall deem necessary or appropriate in order to apply for and obtain patents of the United States or foreign countries for any and





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         all  Inventions  referred  to in  paragraph  7.2  hereof or in order to assign and convey to the Company, its successors, assigns or nominees, the sole and exclusive right, title and interest in and to such Inventions, applications or patents. Executive likewise covenants and agrees that his obligations to execute any such instruments or papers shall continue after the expiration or termination of this Agreement with respect to any and all such Inventions, and such obligations shall be binding upon his heirs, executors, assigns, administrators or other legal representatives.

         8.       Writings and Working Papers.
                  ----------------------------

         Executive covenants and agrees that any and all books, textbooks, letters, pamphlets, drafts, memoranda or other writings of any kind written by him for or on behalf of the Company or in the performance of Executive's duties hereunder, Confidential Information referred to in paragraph 6.1 hereof and all notes, records and drawings made or kept by him of work performed in connection with his employment by the Company shall be and are the sole and exclusive property of the Company and the Company shall be entitled to any and all copyrights thereon or other rights relating thereto. Executive agrees to execute any and all documents or papers of any nature which the Company or its successors, assigns or nominees deem necessary or appropriate to acquire, enhance, protect, perfect, assign, sell or transfer its rights under this paragraph. Executive also agrees that upon request he will place all such notes, records and drawings in the Company's possession and will not take with him without the written consent of a duly authorized officer of the Company any notes, records, drawings, blueprints or other reproductions relating or pertaining to or connected with his employment of the business, books, textbooks, pamphlets, documents work or investigations of the Company. The obligations of this paragraph survive the term of employment hereunder or the termination or expiration of the term or any renewal term hereof or the term or termination of the Consultation Period.

         9.       Covenant Not to Compete.
                  ------------------------

                  9.1      For purposes of this paragraph:

                           9.1.1 "Conflicting organization" means any person, firm, company, partnership, business, corporation or other entity engaged in, or intending to engage in, research, development, production, marketing or selling a Conflicting Product.

                           9.1.2   "Conflicting   Product"  means  any  product,
                  process, service or design which competes with, or is reasonably interchangeable as a substitute for, any product, process, service or design developed, planned,








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                  under development, produced marketed or sold by the Company or any Affiliate during the term of the covenant in this paragraph 9. Without limitation, Conflicting Product includes any food product or nutritional supplement or product, or skin care product, which is marketed or sold, or intended to be marketed or sold, by direct or multilevel sales.

                           9.1.3 "Territory" means the geographic area within which the Company or any Affiliate or any distributor or representative of the Company or any Affiliate is actively engaged in the sale of, or efforts to sell the products of the Company or any Affiliate at any time during the term of this Agreement.

                           9.1.4 "Affiliate" shall mean any corporation of which
                  the Company, or any Affiliate, shall own majority of the capital stock.

                  9.2      Executive acknowledges and agrees as follows:

                           9.2.1 That the Company and its Affiliates have developed, and are developing and establishing, a valuable and extensive trade in its services and products, including without limitation, nutritional food and dietary products, and skin care products and that they have developed, and are developing, operations and distributors to sell such products and services throughout the United States and in foreign countries.

                           9.2.2 That the Company and its Affiliates have developed, and are developing, at great expense, technical information concerning their products and methods of marketing and sale which are kept and protected as Confidential Information and trade secrets and are of great value to the Company and its affiliates.

                           9.2.3 That,  during the course of his employment with
                  the Company or an Affiliate and during the term of this Agreement, Executive has participated, and will participate, in such matters and has acquired and will acquire, possession of Confidential Information, and that Executive has had significant responsibility for the development activities of the Company and the development of unique products, methods and techniques of the Company and its Affiliates.

                           9.2.4 That,  for  Executive  to utilize  Confidential
                  information of the Company and its Affiliates, or unique skills, techniques or information developed by him while an employee of the Company or its Affiliates or










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



                  during  the  term  of  this   Agreement   for  a   Conflicting
                  Organization within the area or time provided herein would result in material and irreparable injury to the Company.

                           9.2.5 That the area and conduct covered by the restrictive covenant in this paragraph includes only a percentage of the total number of organizations and individuals who are customers or distributors or potential customer or distributors for products, processes or services with respect to which Executive has knowledge or expertise, that Executive would be able to utilize his knowledge, experience and expertise for an employer while fully complying with the terms of this paragraph and that the terms and conditions of this paragraph are reasonable and necessary for the protection of the Company's business and assets.

                  9.3 Executive agrees that, during the term of this Agreement, during the term of the Consultation Period, for so long as Executive shall be receiving compensation hereunder, and for a period of 36 months from and after the date of termination of this Agreement (other than by Executive pursuant to paragraph 4.4 hereof), he will not, anywhere within the Territory, directly or indirectly, whether as an employee, agent, officer, consultant, partner, owner, shareholder or otherwise:

                           9.3.1 solicit, or enter into any arrangement or agreement with, or participate with, provide services to, or be employed by any person, company, partnership, business or corporation which shall solicit, or enter into any arrangement with, any person who is, or at any time during the term of this Agreement has been, a distributor for the Company or any Affiliate, to become a distributor for a Conflicting Organization or for any organization engaged in the direct or multilevel sale of any product or service;

                           9.3.2 solicit for the sale of, or  participate  with,
                  provide services to, or be employed by any person, company, partnership, business or corporation which shall solicit for the sale of any Conflicting Product by a Conflicting Organization to any person who has been, during the term hereof a customer of the Company or any Affiliate; and

                           9.3.3  engage or  participate  in, be employed by, or
                  provide   services   or   assistance   to,   any   Conflicting
                  Organization.






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



         10.      Specific Enforcement.
                  ---------------------

         Executive is obligated under this Agreement to render service of a special unique, unusual extraordinary and intellectual character, thereby giving this Agreement peculiar value so that the loss of such service or violation by Executive of this Agreement could not reasonably or adequately be compensated in damages in an action at law. Therefore, in addition to other remedies provided by law, the Company shall have the right during the term or any renewal term of this Agreement (or thereafter with respect to obligations continuing after the expiration or termination of this Agreement) to compel specific performance hereof by Executive or to obtain injunctive relief against violations hereof by Executive, and if the Company prevails in any proceeding therefor, it will also be entitled to recover all costs and expenses incurred by the Company in connection therewith, including attorneys' fees.

         11.      Assignment.
                  -----------

         The rights and duties of a party hereunder shall not be assignable by that party, except that the Company may assign this Agreement and all rights and obligations hereunder to, and may require the assumption thereof by, any corporation or any other business entity which succeeds to all or substantially all the business of the Company through merger, consolidation or corporate reorganization or by acquisition of all or substantially all of the assets of the Company.

         12.      Binding Effect.
                  --------------

         This Agreement shall be binding upon the parties hereto and their respective successors in interest, heirs and personal representatives and, to the extent permitted herein, the assigns of the Company.

         13.      Severability.
                  ------------

         If any provision of this Agreement or any part hereof or application hereof to any person or circumstance shall be finally determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the remainder of such provision or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall not be affected thereby and each provision of this Agreement shall remain in full force and effect to the fullest extent permitted by law. The parties also agree that, if any portion of this Agreement, or any part hereof or application hereof to any person or circumstance shall be finally determined by a court of competent jurisdiction to be invalid





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



or unenforceable to any extent, any court may so modify the objectionable provision so as to make it valid, reasonable and enforceable.

         14.      Notices.
                  --------

         All notices, or other communication required or permitted to be given hereunder shall be in writing and shall be delivered personally or mailed, certified mail return receipt requested, postage prepaid, to the parties as follows:

                  If to the Company:                David G. Kreher
                                                    Chief Operating Officer
                                                    Reliv' International, Inc.
                                                    P. 0. Box 405
                                                    Chesterfield, MO 63006-0405


                  If to Executive:                  Carl W. Hastings
                                                    18180 Bent Ridge Dr.
                                                    Glencoe, MO 63038

         Any notice mailed in accordance with the terms hereof shall be deemed received on the third day following the date of mailing. Either party may change the address to which notices to such party may be given hereunder by serving a proper notice of such change of address to the other party.

         15.      Entire Agreement.
                  ----------------

         This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior written or oral negotiations, representations, agreements, commitments, contracts or understandings with respect thereto and no modification, alteration or amendment to this Agreement may be made unless the same shall be in writing and signed by both of the parties hereto.




         16.     Waivers.
                 --------

         No failure by either party to exercise any of such party's rights hereunder or to insist upon strict compliance with respect to any obligation hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver by either party to demand exact compliance with the terms hereof Waiver by either party of any particular default by the other party shall not affect or impair such party's rights in respect to any subsequent default of the same or a different nature, nor shall any delay or omission of either party to exercise any rights arising from any default by the other party affect or impair such party's rights as to such default or any subsequent default.

         17.      Governing Law, Jurisdiction.
                  ----------------------------

                  17.1 For purposes of construction, interpretation and enforcement, this Agreement shall be deemed to have been entered into under the laws of the State of Missouri and its validity, effect, performance, interpretation, construction and enforcement shall be governed by and subject to the laws of the State of Missouri.

                  17.2 Any and all suits for any and every breach of this Agreement may be instituted and maintained in any court of competent jurisdiction in the State of Missouri and the parties hereto consent to the jurisdiction and venue in such court and the service of process by certified mail to the addresses for the parties provided for notices herein.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day, and year first above written.


                                                     RELIV INTERNATIONAL, INC.


                                            By:      /s/ Robert L. Montgomery
                                                     ------------------------
                                                     Authorized Officer

Attest:


/s/ Stephen M. Merrick
----------------------
Secretary

                                                     EXECUTIVE:


                                                     /s/ Carl W. Hastings
                                                     --------------------
                                                     Carl W. Hastings








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